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EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the CVB Financial Corp. 1999 Orange National Bancorp 1999 Continuation Stock Option Plan and the CVB Financial Corp. 1999 Orange National Bancorp 1993 Continuation Stock Option Plan Registration Statement No. 333-88519 on Form S-8, the 1991 Stock Option Plan Registration Statement No. 33-41318 on Form S-8, and the Key Employee Stock Grant Plan Registration Statement No. 33-50442 on Form S-8 of our report, dated February 2, 2001, on the consolidated balance sheets of CVB Financial Corp. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2000, appearing in the Annual Report on Form 10-K of CVB Financial Corp. for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP
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    Deloitte & Touche LLP


March 22, 2001
Los Angeles, California